Exhibit (a)(4)

                               Cirrus Logic, Inc.

               Notice of Withdrawal of Previously Tendered Options
            Pursuant to the Offer to Exchange Dated November 20, 2002

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                 The withdrawal rights expire at 12:00 midnight,
                 Pacific time, on December 20, 2002, unless the
                               Offer is extended.
                =================================================

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     You must  deliver  this Notice of  Withdrawal  via  facsimile  only to
     E*TRADE Business Solutions Group at the facsimile number below. Delivery by any means other than facsimile, including by regular mail, overnight courier, hand delivery or otherwise, or to any person other than E*TRADE Business Solutions Group (including to Cirrus Logic, Inc.), will not constitute a valid delivery and will be rejected, and you will not be deemed to have properly withdrawn your Options from the Offer.
    ========================================================================

To:  E*TRADE Business Solutions Group, Inc.
     Attn: Rajal Mankad
     Telephone: (888) 680-2132
     Facsimile: (703) 236-4946

     I previously received a copy of the Offer to Exchange dated November 20, 2002, the Letter of Transmittal and other related documents. I signed and returned the Letter of Transmittal, in which I accepted Cirrus Logic's offer to exchange all of my options granted under the Cirrus Logic, Inc. 1996 Stock Plan, the ShareWave Inc. 1996 Flexible Stock Option Plan, the Stream Machine 2001 Stock Plan and/or the Cirrus Logic, Inc. 2002 Stock Option Plan (the "Option Plans") for New Options to be granted under the relevant Option Plan(s) (the "Offer"). I now wish to change that acceptance and instead reject the Offer. I understand that by signing this Notice of Withdrawal and faxing it to E*TRADE at the facsimile number set forth above by 12:00 midnight, Pacific time on December 20, 2002, I will be able to withdraw my acceptance of the Offer and reject the Offer to exchange my Options. I have read and understand all the terms and conditions of the Offer to Exchange. I have read and understand the instructions attached to this Notice of Withdrawal. Capitalized terms not defined in this Notice of Withdrawal have the same meanings assigned to those terms in the Offer to Exchange.

     I understand that in order to reject the Offer, I must sign, date, and deliver this Notice of Withdrawal via facsimile to the facsimile number set forth above for receipt by E*TRADE by 12:00 midnight, Pacific time on December 20, 2002.

     I understand that by rejecting the Offer, I will not receive any New Options pursuant to the Offer and I will keep the old Options that I have. These Options will continue to be governed by the relevant Option Plan under which they were granted and by the existing option agreement or agreements between Cirrus Logic and me.

     I understand that I must withdraw all of the Tendered Options that I previously tendered. Upon withdrawal of the previously Tendered Options, I understand that all such Options will remain outstanding pursuant to their original terms and conditions, including their exercise prices and vesting schedule.

     I understand that I may not rescind this Notice of Withdrawal, and to once again accept the Offer to Exchange, I must submit a new Letter of Transmittal to E*TRADE via facsimile to the facsimile number set forth above for receipt by E*TRADE prior to 12:00 midnight, Pacific time, on December 20, 2002.

     I am the person who signed the Letter of Transmittal. I have signed this Notice of Withdrawal and printed my name exactly as it appears on the Letter of Transmittal.

     I agree to all of the terms and conditions of the Offer and this Notice of Withdrawal, and I hereby withdraw all of my Tendered Options.



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SIGNATURE:                                        DATE AND TIME

NAME AND TITLE:                                   TAX ID/SSN:
               -------------------------                     -------------------

ADDRESS:
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HOME TELEPHONE NUMBER:
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SIGNATURE OF SPOUSE (IF APPLICABLE):              DATE

NAME:                                             TAX ID/SSN:
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This Notice Of Withdrawal must be completed and signed in the same name that appears on the Letter of Transmittal previously submitted by the Option holder who tendered the Tendered Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Notice of Withdrawal.

                                  Instructions
              Forming Part of the Terms and Conditions of the Offer

1.   Delivery of Notice of Withdrawal.

     A properly completed and executed original of this Notice of Withdrawal and any other documents required by this Notice of Withdrawal must be received by E*TRADE by facsimile at the facsimile number listed on the front cover of this Notice of Withdrawal on or before 12:00 midnight, Pacific time, on December 20, 2002 (the "Expiration Date").

     Although by submitting a Notice of Withdrawal you have withdrawn your Tendered Options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of Options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by Cirrus Logic beyond the initial Expiration Date, you may tender your Options at any time until the extended Expiration Date of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Letter of Transmittal, or a facsimile of the Letter of Transmittal, with the required information, to Cirrus Logic, while you still have the right to participate in the Offer. The withdrawn Options will not be properly tendered for purposes of the Offer unless you properly retender those Options before the Expiration Date by delivery of a new Letter of Transmittal following the procedures described in the Instructions to the Letter of Transmittal.

     You may not withdraw any Tendered Options unless you withdraw all of your Tendered Options.

     By signing this Notice of Withdrawal (or a facsimile of it), you waive any right to receive any notice of the withdrawal of your Tendered Options, except as provided for in the Offer to Exchange.

2.   Signatures of this Notice of Withdrawal.

     The name and signature on this Notice of Withdrawal must correspond with the name and signature that appears on the Letter of Transmittal pursuant to which the withdrawn options were previously tendered. If this Notice of Withdrawal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Cirrus Logic of the authority of that person so to act must be submitted with this Notice of Withdrawal.

3.   Other Information on this Notice of Withdrawal.

     In addition to signing this Notice of Withdrawal, you must print your name and indicate the date and time at which you signed. You must also include a current telephone number.

4.   Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Notice of Withdrawal, may be directed to the Stock Administration Department, Bonnie Niemtschk at (512) 851-4359 or Rosalind Chavoya at (512) 851-4371, at 2901 Via Fortuna, Austin, Texas 78746, (fax number (512) 851-4527). Copies will be furnished promptly at Cirrus Logic's expense.

5.   Irregularities.

     All questions as to the validity, form, eligibility (including time of receipt), and acceptance of this Notice of Withdrawal will be determined by Cirrus Logic in its sole discretion. Cirrus Logic's determinations shall be final and binding on all parties. Cirrus Logic reserves the right to reject any or all Notice of Withdrawal that Cirrus Logic determines not to be in proper form or the acceptance of which may, in the opinion of Cirrus Logic's counsel, be unlawful. Cirrus Logic also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice of Withdrawal, and Cirrus Logic's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice of Withdrawal will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with the Notices of Withdrawal must be cured within the time as Cirrus Logic shall determine. Neither Cirrus Logic, E*TRADE nor any other person is or will be obligated to give notice of any defects or irregularities in Notices of Withdrawal, and no person will incur any liability for failure to give any such notice.

     Important: This Notice of Withdrawal together with all other required documents, must be received by E*TRADE on or before 12:00 midnight, Pacific time, on the Expiration Date.

6.   Additional Documents to Read.

     You should be sure to read the Offer to Exchange, dated November 20, 2002, and all documents referenced therein, before deciding whether or not to participate in the Offer.

7.   Important Tax Information.

     You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal income tax information.

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